Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Amendment No.1 to the Annual Report of FFD Financial Corporation (the "Company") on Form 10-KSB/A for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Trent B. Troyer, the President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Trent B. Troyer
------------------------------------
Trent B. Troyer
President and Chief Executive Officer
May 10, 2004

A signed original of this written statement required by Section 906 has been provided to FFD Financial Corporation and will be retained by FFD Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


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